Exhibit 99.1

IIOT-OXYS, Inc. Signs a Co-Marketing and Co-Selling Agreement with Aretas Sensor Networks, Inc. for

Indoor Air Quality Sensors and Systems

CAMBRIDGE, MA / ACCESSWIRE / October 4, 2022 / IIOT-OXYS, Inc. (OTC PINK: ITOX) ("Oxys" or the “Company”) announces the signing of a Co-Marketing and Co-Selling Agreement for Indoor Air Quality (IAQ) sensors and Industrial Internet-of-Things (IIoT) software platform from Aretas Sensor Networks Inc., a Canadian company.

"We’re pleased with the continued rapid progression of this strategic partnership between Oxys and Aretas. This Co-Marketing and Co-Selling Agreement is the fifth collaborative step we've taken with Aretas since March of this year, and quickly follows the completion of a Proof of Concept (POC) announced just last month. Under this new agreement, Oxys will increase Aretas’s marketing effort by subsidizing a portion of their overall monthly advertising budget. Oxys will also supplement Aretas’ sales efforts to close leads on their popular Sentinel Indoor Air Quality (IAQ) sensors. In exchange for Oxys’s co-marketing and co-selling support, we will receive a healthy commission for the sales leads we close. We expect these commissions to immediately contribute to our fourth quarter revenue in 2022 and continue into 2023,” stated Cliff Emmons, CEO of Oxys.

The global market for Indoor Air Quality Monitors was estimated at US$3.7 Billion in the year 2020, and is projected to reach a revised size of US$6.4 Billion by 2027, growing at a CAGR of 8.2% over the period 2020-2027.[1] “This agreement is proof we're delivering on our promises to our customers, partners, and shareholders. We're confident of our earlier guidance that revenue for the second half of 2022 will exceed that generated in the first half of 2022. In total, we are optimistic of our projections for total revenue in 2022 to return to 2019 levels. This new agreement has also laid the groundwork with our partner, Aretas, to explore future co-development projects on new sensors and systems,” concluded Mr. Emmons.

About IIOT-OXYS, Inc.

IIOT-OXYS, Inc. (OTC PINK: ITOX) is a technology company at the intersection of IIoT, AI & Machine Learning, Edge Computing and Manufacturing Operations. We provide actionable mission-critical insights for the Medical/Pharmaceutical, Manufacturing, Agriculture, Defense, and Structural Health, and other industries. IIOT-OXYS's edge computing open-source hardware and proprietary ML algorithms employ our Minimally Invasive Load Monitoring (MILM) technology to simply gather data and gain insights to monitor, scope, move from preventive to predictive maintenance, and even optimize development and manufacturing processes. For additional information visit www.oxyscorp.com.

About Aretas Sensor Networks Inc.

Aretas Sensor Networks, Inc. combines IoT sensor technology, cloud-based platform, and machine learning/ AI for an end-to-end solution to ingest, collect, display, and analyze IoT data to allow companies to make better decisions.

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[1] https://www.reportlinker.com/p05957040/Global-Indoor-Air-Quality-Monitors-Industry.html

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Forward-Looking Statements

This news release contains forward-looking statements that reflect Management's current views about future events and financial performance. Forward-looking statements often contain words such as ''expects,'' ''anticipates,'' ''intends,'' or ''believes.'' Our forward-looking statements are subject to a number of risks and uncertainties that may cause actual results and events to differ materially from those projected in the forward-looking statements. Risks and uncertainties that could adversely affect us include, without limitation, the loss of major customers, our failure to obtain new contracts, our inability to patent products or processes, our infringement of patents held by others, our inability to finance our business and the other risks and uncertainties that are discussed in our most recent filings with the Securities and Exchange Commission. The forward-looking statements in this news release are made only as of the date of this news release. We undertake no obligation to update our forward-looking statements, whether as a result of new information, future events or otherwise.

Contact Information:

IIOT-OXYS, Inc.
Clifford L. Emmons
CEO
contact@oxyscorp.com
www.oxyscorp.com

SOURCE: IIoT-OXYS, Inc.

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